UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 20, 2009
JDA Software Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-27876 (Commission File Number)	86-0787377 (IRS Employer Identification No.)

14400 North 87th Street Scottsdale, Arizona (Address of principal executive offices)	85260-3649 (Zip Code)
(480) 308-3000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
SIGNATURES

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     On May 16, 2005, the stockholders of JDA Software Group, Inc. (the “Company”) adopted the Company’s 2005 Performance Incentive Plan (as amended, the “Incentive Plan”) to, among other things, increase the linkage between executive compensation and corporate performance and to enable the Company to make equity awards based upon achievement by the Company of annual operating goals, primarily net income.
     On January 13, 2009, the Compensation Committee of the Board of Directors (the “Committee”) approved awards of performance shares to certain employees of the Company, including to the executive officers listed below (the “Performance Share Awards”). The primary purpose of these awards is to encourage employees to achieve an annual EBITDA target. The following table sets forth the maximum number of performance shares that may be earned by each named participant.

		Number of
Participant	Title	Performance Shares
Hamish N. Brewer	President and Chief Executive Officer	143,286
Kristen L. Magnuson	Executive Vice President and Chief Financial Officer	28,068
Christopher Koziol	Executive Vice President, Revenue	28,068
Thomas Dziersk	Senior Vice President, Americas	32,746
Christopher J. Moore	Executive Vice President, Services	37,423

Total		269,591
     The closing price of the Company’s common stock on January 13, 2009 was $13.29.
     Each Performance Share Award represents the opportunity of the participant to receive a number of shares of common stock determined by the extent to which an EBITDA target is achieved or exceeded by the Company in 2009 (the “Distributable Shares”), subject to the participant’s continued employment with the Company. A participant who remains employed through the settlement date is entitled to receive, without payment of monetary consideration, on the settlement date, an immediate grant of a number of shares of the Company’s common stock equal to 50% of the number of Distributable Shares. In addition, on the settlement date, the participant will be granted a restricted stock unit award for the remaining 50% of the Distributable Shares. Subject to the participant’s continued employment, the restricted stock units will vest and be settled by the issuance to the participant of shares of common stock in 24 monthly installments over the subsequent two year period under the terms of the Company’s standard restricted stock unit agreement. This summary is qualified in its entirety by the terms and conditions of the Incentive Plan and the applicable award agreements.
     Also on January 13, 2009, the Committee approved a 2009 cash incentive bonus plan (the “Cash Plan”) for the following executive officers of the Company, with the target bonus established for each set forth below:

Participant	Target Bonus
Hamish N. Brewer	$350,000
Kristen L. Magnuson	$250,000
Christopher Koziol	$275,000
Thomas Dziersk	$300,000
Christopher J. Moore	$300,000

Total	$1,475,000
Amounts are payable quarterly under the Cash Plan on the basis of the actual EBITDA achieved by the Company for the applicable quarter of fiscal year 2009. A partial pro-rata cash bonus will be paid if we achieve a minimum annualized performance threshold. There is no cap on the maximum amount the executives can receive if the Company exceeds the defined annualized performance goals.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 20, 2009	JDA Software Group, Inc.
	By:	/s/ Kristen L. Magnuson
Kristen L. Magnuson
Executive Vice President and Chief Financial Officer